UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Nevada Gold & Casinos, Inc.
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NEVADA GOLD & CASINOS, INC.

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

TO BE HELD ON

OCTOBER 17, 2017

Las Vegas, Nevada

August 28, 2017

To Our Shareholders:

The Annual Meeting of Shareholders of Nevada Gold & Casinos, Inc. (the “Company”) will be held at the Tropicana Las Vegas Casino Hotel, 3801 Las Vegas Boulevard South, Las Vegas, Nevada 89109 on Tuesday, October 17, 2017, commencing at 10:00 a.m. local time. At the meeting only holders of common stock of record at the close of business on August 18, 2017 will be entitled to vote on the following items:

1	To elect the director nominee named in the Proxy Statement;

2.	To hold an advisory vote to approve the compensation of our named executive officers;

3.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2018 fiscal year; and

4.	Transact such other matters as may properly come before the meeting, and at any adjournment or postponement of the meeting.

NEVADA GOLD & CASINOS, INC.

By	/s/ Michael P. Shaunnessy
Chief Executive Officer &
President

Even though you may plan to attend the meeting in person, please execute the enclosed proxy card and mail it promptly. A return envelope (which requires no postage if mailed in the United States) is enclosed for your convenience. Should you attend the meeting in person, you may revoke your proxy and vote in person.

2017 ANNUAL MEETING OF SHAREHOLDERS

OF

NEVADA GOLD & CASINOS, INC.

PROXY STATEMENT

This proxy statement contains information relating to our 2017 Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on October 17, 2017 at the Tropicana Las Vegas Casino Hotel, 3801 Las Vegas Boulevard South, Las Vegas, Nevada 89109 and for any adjournments or postponements. This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about August 28, 2017.

Accompanying this Proxy Statement is our annual report on Form 10-K filed with the Securities and Exchange Commission. This proxy statement, form of proxy and our annual report on Form 10-K are also available on our website at www.nevadagold.com.

GENERAL INFORMATION

Record Date and Shares Outstanding

The close of business on August 18, 2017 has been fixed as the record date (“Record Date”) for the determination of shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting. On the Record Date August 18, 2017, 16,836,209 shares of the Company’s common stock were issued and outstanding and entitled to vote.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting

Quorum for the Annual Meeting

In order for business to be conducted at the Annual Meeting, a quorum must be present. The presence, in person or by valid proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast is necessary for a quorum to be present at the Annual Meeting.

In Person or By Proxy

Each share of the Company’s common stock outstanding is entitled to one vote on each matter which may be brought before the Annual Meeting. The shares represented by all valid proxies received by mail, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. If any other matters properly come before the meeting, the persons named in the enclosed proxy or their duly appointed substitutes acting at the meeting will be authorized to vote in their discretion on those matters.

Through Your Brokerage Firm

In the event that your shares are held in “street name” by a brokerage firm, your brokerage firm is the record holder of your shares but is required to vote your shares in accordance with your instructions. In order to do so, you will need to follow the instructions for voting provided by your broker. In the event that you do not provide the proper voting instructions your broker will only be permitted to vote on “routine” or “discretionary” matters (such as Proposal 3) but will not be permitted to vote your shares with respect to “non-routine” or “non-discretionary” matters (such as Proposal’s 1 and 2). The election of directors is no longer considered a “routine” or “discretionary” item and your broker may not vote your shares with respect to this proposal. Votes with respect to matters for which brokers do not have discretionary authority to vote are considered “broker non-votes” with respect to such matters. The ratification of the selection of Ernst & Young LLP as the Company’s independent public accounting firm for the 2018 fiscal year is the only routine matter and, if no voting instructions are provided, your broker only may vote your shares on this proposal.

Votes Required for Each Proposal

Assuming a quorum is present, the following votes will be required for approval:

Proposal	Matter	Vote Required

Proposal 1	Election of Director	The nominee for director receiving the highest number of votes cast

Proposal 2	Advisory vote on executive compensation	Majority of votes cast

Proposal 3	Selection of Ernst & Young LLP as independent registered public accounting firm for the 2018 fiscal year	Majority of votes cast

For purposes of determining the number of votes cast, only those cast “for” or “against” are counted. Abstentions, “withhold” votes and broker non-votes are not considered “cast” but are counted for purposes of determining whether a quorum is present at the Annual Meeting. The Board knows of no other matters that are likely to be brought before the meeting other than the matters specifically referred to in the notice of the meeting.

Solicitation of Votes

It is expected that the solicitation of proxies will be conducted primarily by mail. The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain directors, officers and employees of the Company, without additional compensation, personally or by telephone, telegram, telecopy or via the internet.

Shareholder Proposals

Proposals of shareholders that are intended to be presented at our 2017 Annual Meeting of Shareholders in the proxy material for such meeting must comply with the requirements of SEC Rule 14a-8 and, in order to be included in the Proxy Statement and proxy materials relating to our 2017 Annual Meeting of Shareholders, must have been received by our Secretary no later than May 5, 2017. A shareholder proposal or nomination for director that will not be included in our Proxy Statement and proxy but which a shareholder intends to present in person at the meeting, must be submitted to our Secretary not less than ninety (90) days prior to the anniversary date of the 2017 Annual Meeting of Shareholders.

In order for a shareholder proposal to be considered properly brought before the meeting by a shareholder, such shareholder must, in addition to any applicable requirements, have given timely notice and in proper form of the shareholder’s intent to bring such business before such meeting. To be timely, the shareholder’s notice must be received by our Secretary at our principal executive offices not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; providing, however, that in the event the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the day of the meeting was mailed or such public disclosure made, whichever occurs first. To be in proper form, a shareholder’s notice to the Secretary shall set forth the following: the name and record address of the shareholder who intends to propose the business and the number of voting securities of the Company which are owned by such shareholder; a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and any material interest of the shareholder in such business.

Security Ownership of Directors and Executive Officers

The table below shows the number of shares of our common stock beneficially owned as of the close of business on August 18, 2017 by each of our directors and executives as well as the number of shares beneficially owned by all of the directors and executive officers as a group.

	SHARES BENEFICIALLY OWNED AS OF AUGUST 18, 2017
NAME AND ADDRESS (1)	NUMBER OF SHARES		PERCENT OF CLASS

Frank Catania	79,599	(2)	*
William G. Jayroe	162,935	(3)	*
Rudolph K. Kluiber	5,682		*
Shawn W. Kravetz	863,891	(4)	5.1%
Francis M. Ricci	43,099	(5)	*
William J. Sherlock	136,599	(6)	*
Wayne H. White	61,599		*
Michael P. Shaunnessy	315,000	(7)	1.8%
James D. Meier	100,000	(8)	*
Ernest E. East	115,000	(9)	*
Victor H. Mena	109,143	(10)	*
All current directors and executive officers as a group (11 persons)	1,992,547	(11)	11.4%

(1)	Unless otherwise indicated, the address for the persons listed is 133 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119.
(2)	Includes options to purchase 10,000 shares of common stock exercisable as of August 18, 2017 or within 60 days thereafter.
(3)	Includes (a) options to purchase 40,000 shares of common stock exercisable as of August 18, 2017 or within 60 days thereafter, (b) 3,334 shares of common stock owned by Hunter Jayroe, and (c) 3,334 shares of common stock owned by Haley Jayroe.
(4)	Mr. Kravetz personally owns 23,662 shares of common stock. An additional 840,229 shares are owned by Esplanade Capital Partners I LLC. Mr. Kravetz is the President and Chief Investment Officer of Esplanade Capital LLC, which is the manager of Esplanade Capital Partners I LLC.
(5)	Includes options to purchase 20,000 shares of common stock exercisable as of August 18, 2017 or within 60 days thereafter.
(6)	Includes options to purchase 6,000 shares of common stock exercisable as of August 18, 2017 or within 60 days thereafter.
(7)	Includes options to purchase 300,000 shares of common stock exercisable as of August 18, 2017 or within 60 days thereafter.
(8)	Includes options to purchase 100,000 shares of common stock exercisable as of August 18, 2017 or within 60 days thereafter.
(9)	Includes options to purchase 100,000 shares of common stock exercisable as of August 18, 2017 or within 60 days thereafter.
(10)	Includes options to purchase 95,000 shares of common stock exercisable as of August 18, 2017 or within 60 days thereafter.
(11)	Includes options to purchase 671,000 shares of common stock.
*	Less than one percent

Certain Beneficial Owners

The persons listed below are the only beneficial owners of 5% or more of Nevada Gold’s common stock known to the Company as of August 18, 2017.

Ocho Investments	1,504,389	8.9%
5170 Howards Point Road, Excelsior, MN 55331
Lafitte Capital Management, L.P.	1,282,346	7.6%
701 Brazos Street, Suite 310, Austin, TX 78701
Stephen Haberkorn	1,276,108	7.6%
P.O. Box 80270, Las Vegas, NV 89180
Carl E. Giudici Trust	1,194,256	7.1%
850 S. Boulder Hwy PMB #432, Henderson, NV 89015
Renaissance Technologies, LLC	1,071,900	6.4%
800 Third Avenue, New York, New York 10022
The TCW Group, Inc.	1,007,454	6.0%
865 South Figueroa Street, Suite 1800, Los Angeles, CA 90017
Shawn W. Kravetz	863,891	5.1%
One International Place, 14th Floor, Boston, MA 02110

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of our outstanding common stock, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of common stock. These persons are required by SEC regulation to furnish us with copies of all such reports they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, we believe that all Section 16(a) reports were timely filed by our officers, directors and greater than ten percent beneficial owners.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Articles of Incorporation provide for a board of directors of no less than three (3) and no more than ten (10) members, the number within this range being determined by our Board. Currently, the number of members of our Board is seven which, as set forth below, will be reduced to six (6) effective at the Annual Meeting of Shareholders on October 17, 2017 (the “Annual Meeting”). All of our Board members are non-employee directors. Our Articles of Incorporation divide our Board into three classes with staggered terms. Each class of directors is elected for a term of three years. Class I currently consists of two directors, Class II consists of two directors, and Class III consists of three directors. Wayne H. White, a Class I Director who has served the Company with distinction since July, 2003, has notified the Company of his decision to retire and not be considered as a nominee for election at the Annual Meeting.

Nominees

One director is to be elected at the Annual Meeting. Upon the retirement of Mr. White, the number of directors on the Board will be reduced from 7 to 6 members. The Corporate Governance and Nominating Committee of our Board (the “Committee”) has reviewed and approved the qualifications of Frank Catania and has recommended his nomination for reelection to the Board.

The Board has approved the recommendation of the Committee and nominated Frank Catania as Class I director to serve for a term that will expire at our Annual Meeting of Shareholders to be held in 2020. Mr. Catania has indicated his willingness to serve.

Vote Required; Recommendation of Board

The candidate receiving the highest number of affirmative votes cast will be elected as Class I director.

Nominees	Age	Principal Occupation

Frank Catania	74	President, Catania Consulting Group, LLC

Frank Catania. Mr. Catania has served as a director since October 2009. Mr. Catania has over 30 years of gaming and legal experience and is currently a principal of Catania Consulting Group, LLC, which specializes in providing gaming expertise to both the public and private sectors. Mr. Catania also serves as counsel to the law firm of Catania & Ehrlich, P.C., which specializes, in part, in all aspects of casino law, including licensing and compliance. He is a member of the Board of Directors of Continental 8 Technologies, an operator of data centers worldwide. Mr. Catania served on the Board of Directors of Empire Resorts, Inc. from May 2006 until March 2009. He had also served as the Director of New Jersey's Division of Gaming Enforcement, a premier and world-renowned gaming regulatory and enforcement agency. Mr. Catania is a former Deputy Speaker of the New Jersey General Assembly and served for four years as an Assemblyman, representing his district in Passaic County. Mr. Catania was a founding member of the International Masters of Gaming Law, a non-profit association dedicated to the education and advancement of gaming law, having served as its first President. He is a graduate of Rutgers University and Seton Hall University Law School where he was an adjunct professor of gaming law. The Board believes Mr. Catania is qualified to serve as a director due to his knowledge of the casino industry, his experience as an independent director of other casino companies and his experience in gaming regulatory matters.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF MR. CATANIA.

Directors Not Standing For Election

The members of the Board whose terms do not expire and who are not standing for election at this Annual Meeting are set forth below:

Name	Age	Class/Term Expiration	Principal Occupation

Rudolph K. Kluiber	57	Class II/2018	Managing Director of GRT Capital Partners, an Investment Management Firm

Francis M. Ricci	74	Class II/2018	President, Orchard Lane Consulting

William G. Jayroe	60	Class III/2019	Executive VP, Sales and Marketing IEA, Inc.; President & CEO, Hunter International Partners, LLC

Shawn W. Kravetz	47	Class III/2019	President and Chief Investment Officer of Esplanade Capital LLC, an Investment Management Firm

William J. Sherlock	67	Class III/2019	Chairman, Nevada Gold & Casinos, Inc. Former President/CEO, Foxwoods Resort & Casino

Rudolph K. Kluiber. Since 2001, Mr. Kluiber has served as a Managing Director of GRT Capital Partners (“GRT”), an investment management firm located in Boston, Massachusetts. Prior to forming GRT, Mr. Kluiber was Senior Vice President and Portfolio Manager for State Street Research & Management Company from 1997 to 2001, where he ran the State Street Aurora Fund and managed the Small-Cap Value effort. Mr. Kluiber served as a director of Steinway Musical Instruments, Inc. from 2001 to 2011 and currently serves on the board of Wessanen, a publicly traded Dutch organic food company. Mr. Kluiber is a cum laude graduate of Harvard College and holds an MBA from the University of California Los Angeles. The Board believes that Mr. Kluiber’s financial and business expertise, including capital markets, combined with his company and industry experience, make him well qualified to serve on the Board.

Francis M. Ricci. Mr. Ricci has served as a director since July 2003. Since 1991, he has served as Director, CEO or CFO of several private companies including Natural Swing Products Co., Premier Scale Co., and starting in 1998, Pro Gear Holdings, Inc. d/b/a Yes! Golf. Since 2010, through his business consulting practice Orchard Lane Consulting, he offers investors, lenders and attorneys due diligence, investigation and evaluation of proposed investments or loans, and forensic accounting services. He is a CPA and practiced as an audit specialist for 22 years with Deloitte & Touche, serving as a partner for 12 years. He received his MBA and BS degrees from the University of Montana. His qualifications include financial and accounting expertise, executive leadership and marketplace knowledge.

William G. Jayroe. Mr. Jayroe has served as a director since September 1995. Mr. Jayroe has three decades of technology development, sales, and management expertise. In 2013, Mr. Jayroe joined IEA, Inc. headquartered in Houston, Texas, a provider of environmental health and safety solutions to fortune 100 organizations, as Executive Vice President of Sales and Marketing. Prior to that he was an executive at IHS, a global environmental and crisis management software solutions provider headquartered in Englewood, Colorado. From May 2005 until January 2007, Mr. Jayroe was the Senior Vice President South East Region of Enviance, Inc., a software solutions company headquartered out of Carlsbad, California. From September 2001 until October 2003, Mr. Jayroe served as a Senior Vice President of Digital Consulting and Southwest Services. Mr. Jayroe founded and has been the CEO of Hunter International Partners, LLC since September 1998. Mr. Jayroe has a BS in Industrial Distribution from Texas A&M University. The Board believes Mr. Jayroe is qualified to serve as a director due to his experience as a senior executive, his executive leadership, and his contributions to strategy development and marketplace knowledge.

Shawn W. Kravetz. Mr. Kravetz is President and Chief Investment Officer of Esplanade Capital LLC, an investment management company he founded in 1999. The firm manages private investment partnerships. From 1997 until 1999, Mr. Kravetz was a Principal at The Parthenon Group, a leading strategy consulting boutique, where he advised chief executives on corporate strategy. From 1995 until 1997, Mr. Kravetz was Director of Strategic Planning and Corporate Development at the CML Group, where he oversaw activities at subsidiaries including NordicTrack, The Nature Company, and Smith & Hawken. Mr. Kravetz received an A.B. in Economics from Harvard University, magna cum laude, in 1991 and an MBA with High Distinction from Harvard Business School in 1995. The Board believes that Mr. Kravetz’s experience in the capital markets, his management insight and business knowledge make him well qualified to serve on the Board.

William J. Sherlock. Mr. Sherlock has served as Chairman since November 2009. Mr. Sherlock is a hospitality and casino industry veteran of 39 years. From 1997 to 2000, he was Chief Operating Officer and, from 2000 to 2006, he was Chief Executive Officer of Foxwoods Resort & Casino in Mashantucket, Connecticut, one of the world’s largest casinos. He currently serves as a Board member of the Inn at Mystic, Mystic, Connecticut and is a member of the Foxwoods Tribal Audit Authority. Prior to his service at Foxwoods Resort & Casino, Mr. Sherlock was President/CEO of various high profile casino/hotel properties including the New York New York Hotel & Casino in Las Vegas, Nevada, the Flamingo Hilton in Laughlin, Nevada and the Reno Hilton in Reno, Nevada. Mr. Sherlock served as Interim President of Foxwoods Resort Casino in Mashantucket, CT from June until December of 2010. From May 2012 to December 2014, Mr. Sherlock served as an Advisor to the Board of Directors of the Cosmopolitan Hotel and Casino in Las Vegas, Nevada. Mr. Sherlock is a Business Administration graduate of the University of South Carolina. As Chairman of our Board, Mr. Sherlock’s qualifications include industry, accounting and corporate governance experience, operating and executive leadership, strategy development, management experience and marketplace knowledge.

Consideration of Director Nominees

Shareholder Nominees

The Corporate Governance and Nominating Committee considers properly submitted shareholder nominations for candidates for membership on our Board as described below under “Identifying and Evaluating Nominees for Directors.” Shareholders who wish to communicate with the Corporate Governance and Nominating Committee concerning potential candidates for our Board should do so by sending correspondence to our Secretary, addressed to Nevada Gold & Casinos, Inc., Attention: Secretary, 133 E. Warm Springs Road, Suite 102, Las Vegas, NV 89119. Any such communication should be made in accordance with our Bylaws. Our Bylaws provide that any shareholder entitled to vote at the annual meeting may nominate a person for election to the Board by complying with the procedures set forth in Article II, Section 2.16 of the Bylaws. In general, these procedures provide as follows:

•	the notice from a shareholder must be received by the Company not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; if the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice must be received not later than the close of business on the tenth (10th) day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs;

•	the shareholder's notice must state the proposed nominee’s name, age, business address and residence address, principal occupation, number of shares of the Company’s common stock owned, and any other information about the person required under SEC rules for director nominees to be named in a Proxy Statement;

•	the notice must include the name, record address and number of shares of the Company’s common stock owned by the shareholder recommending the proposed nominee;

•	the notice must include a description of all arrangements or understandings between such shareholder and each proposed nominee; and

•	the notice must include any other information relating to such shareholder that would be required to be disclosed in a Proxy Statement or other filings required to be made in connection with solicitations of proxies for elections of directors pursuant to Section 14 of the Securities Exchange Act of 1934.

A copy of our Bylaws is available to shareholders by sending a written request to our Secretary. The Corporate Governance and Nominating Committee follows the procedures in our Bylaws and, accordingly, will consider candidates recommended by shareholders who comply with our Bylaws.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board, the Corporate Governance and Nominating Committee has not specified any minimum qualifications for serving on the Board. However, the Corporate Governance and Nominating Committee endeavors to evaluate, propose, and approve candidates with business experience and personal skills in gaming, finance, marketing, financial reporting and other areas that may be expected to contribute to an effective Board. The Corporate Governance and Nominating Committee seeks to assure that our Board is composed of individuals who have experience relevant to our needs and who have the highest professional and personal ethics, consistent with our values and standards. Candidates should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Corporate Governance and Nominating Committee, and may be considered at any point during the year. As described above, the Corporate Governance and Nominating Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Corporate Governance and Nominating Committee. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Corporate Governance and Nominating Committee.

Director Independence

The Board determines independence on the basis of the standards specified by the New York Stock Exchange (NYSE). The Board is comprised entirely of independent directors and none of our directors have any economic relationship with the Company other than as a shareholder or director.

Code of Ethics

We have adopted a Code of Ethics that applies to directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Ethics is posted on our website at http://www.nevadagold.com, under the heading “Corporate Governance.” Changes and waivers granted with respect to our Code of Ethics related to officers identified above, and our other executive officers and directors that are required to be disclosed pursuant to applicable rules and regulations of the SEC will also be posted on our website and a Current Report on Form 8-K will be filed within four (4) business days of the change or waiver.

Board Meetings and Committees

The Board met seven times during the fiscal year ended April 30, 2017. Each Board member attended every meeting except for Mr. Jayroe who was unable to attend the January 18, 2017 meeting because of a business conflict. The Board has four standing committees: (1) the Compensation Committee; (2) the Audit Committee; (3) the Corporate Governance and Nominating Committee; and (4) the Compliance Committee.

Membership of the Board’s standing committees is as follows:

	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Compliance Committee
William J. Sherlock	M	M	M	M
Francis M. Ricci	C	M	M	M
William G. Jayroe		C		M
Wayne H. White			M
Frank Catania	M	M	M	C
Shawn W. Kravetz			C
Rudolph K. Kluiber	M

C—Chairman

M—Member

Audit Committee

The Audit Committee consists of four directors: Messrs. Ricci, Catania, Sherlock and Kluiber, each of whom is independent as defined in the listing standards of the Stock Exchange. The Audit Committee engages our independent auditors, reviews our financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and our independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into aspects of our internal accounting controls and financial affairs. The Audit Committee met four times in the fiscal year ended April 30, 2017. Each member attended all the Audit Committee meetings.

The Board has determined that Mr. Ricci is an independent audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act. Mr. Ricci serves as Chairman of the Audit Committee.

The Report of the Audit Committee is included in this Proxy Statement. The Audit Committee operates pursuant to a written charter a copy of which is available on our website at http://www.nevadagold.com under the heading “Corporate Governance.”

Compensation Committee

The Compensation Committee consists of four directors: Messrs. Jayroe, Sherlock, Ricci and Catania, each of whom is independent as defined in the listing standards of the Stock Exchange. The Compensation Committee reviews and approves salaries and incentive compensation for our executive officers. The Compensation Committee held four meetings in the fiscal year and all members attended the meetings except for Mr. Jayroe who was unable to attend the January 18, 2017 meeting because of a business conflict.

The Report of the Compensation Committee is included in this Proxy Statement. The Compensation Committee operates pursuant to a written charter. A copy of the Compensation Committee Charter is available on the Company’s website at http://www.nevadagold.com under the heading “Corporate Governance.”

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee serves as an officer or employee of the Company. None of our executive officers serve on the board of directors or compensation committee of a company that has an executive officer who serves on our Board or the Compensation Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consist of five non-employee directors: Messrs. Kravetz, Sherlock, White, Ricci, and Catania, each of whom is independent as defined in the listing standards of the Stock Exchange. The Corporate Governance and Nominating Committee reviews and approves candidates for election and to fill vacancies on the Board, including re-nominations of members whose terms are due to expire. The Corporate Governance and Nominating Committee is also responsible for developing and implementing guidelines relating to the operation of the Board and its committees and the Company as a whole. The Corporate Governance and Nominating Committee met four times in the fiscal year ended April 30, 2017. All members attended the meetings.

The Corporate Governance and Nominating Committee operates pursuant to a written Charter. A copy of the Corporate Governance and Nominating Committee Charter is available on our website at http://www.nevadagold.com under the heading “Corporate Governance.”

Compliance Committee

The Compliance Committee operates pursuant to a Gaming Compliance Program adopted by the Board and currently consists of four non-employee directors: Messrs. Catania, Sherlock, Jayroe and Ricci. The Compliance Committee was established in February of 2012 in accordance with an Order of Registration issued by the Nevada Gaming Commission. The Compliance Committee was created in order to: (i) monitor our compliance with gaming laws in jurisdictions which we and our affiliates operate in order to prevent regulatory violations and to promptly detect and correct any regulatory violation that might occur; (ii) advise the Board of any gaming law compliance problems or situations which may adversely affect the objectives of gaming control in jurisdictions where we operate; (iii) provide appropriate reports for the purpose of keeping the Nevada Gaming Control Board advised of our compliance efforts in the State of Nevada and other jurisdictions; (iv) perform due diligence regarding proposed transactions and associations involving any of our affiliates’ gaming operations; and (v) receive, coordinate and distribute appropriate input from our affiliates to enhance their respective compliance with respect to gaming laws and regulations. The Compliance Committee met four times in the fiscal year ended April 30, 2017. All members attended the meetings except for Mr. Jayroe who was unable to attend the January 18, 2017 meeting because of a business conflict.

Risk Oversight

Risk oversight is the responsibility of the full Board of Directors. The Board reviews information regarding the Company’s risk profile and has, in consultation with management and the Company’s independent auditors, identified specific areas of risk including regulatory compliance, legislative and political conditions, capital availability and liquidity. While the full Board has overall responsibility for risk oversight, the Board had assigned certain areas of risk oversight to its Committees. Throughout the year the Board and its Committees receive reports from management that include information regarding major risks and exposures facing the Company and the steps management has taken to monitor and control such risks and exposures.

Board Leadership Structure

Our Board recognizes the importance of having in place and building upon a strong structure to ensure that the Board functions in an appropriately independent manner. The Directors believe there are positives and negatives related to all Board leadership structures which must be considered in the context of the specific circumstances facing a company. While the Board has not adopted a formal policy regarding the structure of our Board we believe our current policy of non-employee, independent directors is the best model for the Company. This policy promotes unbiased and impartial perspective on issues brought to the Board and encourages active participation by all Directors in fulfilling the Board’s oversight responsibilities.

Mr. Sherlock is our Lead Independent Director who has the benefit of 39 years of operational and leadership experience in the gaming industry. Among other things the Lead Independent Director is responsible for covering, chairing and setting the agenda for non-management executive sessions, acting as a liaison between directors and management, consulting with the Chief Executive Officer regarding the agenda of Board meetings and on behalf of and at the discretion of the Board meeting with shareholders and speaking on behalf of the Board in circumstances where it is appropriate for the Board to have a voice distinct from that of management.

Communications with the Board

The Board has adopted the following procedure for shareholders who wish to communicate any concern directly with the Board. Shareholders may mail or deliver their communication to our principal executive office, addressed as follows:

Addressee (*)

c/o Secretary

Nevada Gold & Casinos, Inc.

133 E. Warm Springs Road, Suite 102

Las Vegas, NV 89119

*Addressees: Board of Directors; Audit Committee of the Board of Directors; Corporate Governance and Nominating Committee of the Board of Directors; Compensation Committee of the Board of Directors; Compliance Committee of the Board of Directors; name of individual director.

Copies of written communications received at such address will be forwarded to the addressee as soon as practicable.

Attendance at Annual Meeting

Members of the Board are encouraged to attend our Annual Meeting; however, attendance is not mandatory. All members of the Board attended our last Annual Meeting.

Director Compensation

Director Fees

Our independent directors are paid an annual fee of $35,000 (“Base Compensation”). A portion of the Base Compensation ($10,000) is paid in fully vested common stock of the Company the value of which is determined as the closing price of such stock on the date of the Annual Meeting of Shareholders of the Company. The independent Chairman of the Board and the Chairman of the Audit Committee are paid an additional annual fee of $15,000 and the Chairman of the Compliance Committee receives an additional annual fee of $7,000. Members of the Compliance Committee, Messrs. Sherlock, Jayroe and Ricci receive $3,000 annually for service on the committee. All directors are reimbursed for their reasonable expenses for attending Board and Board committee meetings. During the fiscal year ended April 30, 2017, there were no grants of options to purchase shares of our common stock.

Director Summary Compensation Table

The table below contains information about the compensation received by each of our directors during the fiscal year ended April 30, 2017.

Name	Fees Paid in Cash ($) (1)	Fees Paid in Stock ($) (2)	Total ($)
William J. Sherlock	43,000	10,000	53,000
Frank Catania	32,000	10,000	42,000
Francis M. Ricci	43,000	10,000	53,000
William G. Jayroe	28,000	10,000	38,000
Wayne H. White	25,000	10,000	35,000
Shawn W. Kravetz	25,000	10,000	35,000
Rudolph K. Kluiber	25,000	10,000	35,000

(1)	Includes fees for the Board and two committee chairmanships, and membership on the Compliance Committee. Only the chairs of the Board (i.e., Mr. Sherlock), the Audit Committee (i.e., Mr. Ricci) and the Compliance Committee (i.e., Mr. Catania) receive chairmanship fees. As the chairs of the Board and the Audit Committee, Messrs. Sherlock and Ricci receive $15,000 annually while, as the chair of the Compliance Committee, Mr. Catania receives $7,000 annually. Also, as members of the Compliance Committee, Messrs. Sherlock, Jayroe and Ricci receive $3,000 annually.
(2)	An annual grant of fully vested common stock valued at $10,000 on the date of grant.

As of August 18, 2017, the directors had outstanding option awards as follows:

Name	Outstanding Stock Options Exercisable (#)	Outstanding Stock Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date

William G. Jayroe	10,000	-	1.57	07/27/2021
	10,000	-	1.25	07/28/2019
	20,000	-	0.82	10/17/2022

Francis M. Ricci	10,000	-	1.57	07/27/2021
	10,000	-	1.25	07/28/2019

William J. Sherlock	6,000	-	1.57	07/27/2021

Frank Catania	10,000	-	0.82	10/17/2022

Audit Committee Report

The following Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Audit Committee report by reference therein.

Nevada Gold & Casinos, Inc. strongly values the importance of accurate and transparent financial disclosure and effective internal controls over financial reporting. To that end, the Company is continually working to maintain sound accounting practices, internal controls and risk management practices. The Audit Committee engages and supervises our independent auditors and oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our annual report on Form 10-K for the fiscal year ended April 30, 2017 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments made by management and the clarity of disclosures in the financial statements.

The Audit Committee has discussed with Ernst & Young, LLP (“E&Y”), the Company’s independent auditors, the matters required to be discussed by applicable Public Company Accounting Oversight Board standards. In addition, the Audit Committee has received the written disclosure and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding E&Y’s communications with the Audit Committee concerning independence, and has discussed with E&Y its independence.

The Audit Committee discussed with E&Y the overall scope and plans for the audit. The Audit Committee met with E&Y, with and without management present, to discuss the results of E&Y’s examinations, evaluations or our internal controls, and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2017 filed with the SEC on July 27, 2017.

Audit Committee of the Board of Directors

Francis M. Ricci, Chairman

William J. Sherlock

Frank Catania

Rudolph K. Kluiber

Compensation Committee Report

The following Compensation Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Compensation Committee report by reference therein.

The Compensation Committee has reviewed and discussed with management, among other things, the section of this Proxy Statement captioned “Compensation Discussion and Analysis.”  Based on that review and discussion, the Compensation Committee has recommended to our Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Compensation Discussion and Analysis

The Compensation Discussion and Analysis reports on compensation policies applicable to our “Named Executive Officers” who are our Chief Executive Officer, Chief Financial Officer and Vice President of Washington Operations at the end of our fiscal year ended April 30, 2017. Our Named Executive Officers are the following individuals, to whom we sometimes refer as our NEOs:

Name	Age	Title
Michael P. Shaunnessy	63	President, Chief Executive Officer
James D. Meier	53	Vice President, Chief Financial Officer and Secretary
Victor H. Mena	53	Vice President of Washington Operations

Overview and Philosophy

The key objectives of our executive compensation program are to attract, retain and motivate well-qualified executives who will guide our growth and development in a dynamic industry. Our executive compensation program is designed:

•	To offer fair and competitive annual base salaries consistent with similarly situated companies of the same size in the gaming industry;

•	To reward executives for corporate and individual performance through annual incentive compensation programs; and

•	To encourage long-term performance through the use of long-term incentives, such as stock options and restricted stock grants that align the interests of our employees and shareholders.

Pay for Performance

The Compensation Committee administers all plans and programs connected with the compensation of our executive officers and directors. Our business plans and strategic objectives are generally presented by management to our Board.  The Board engages in an active discussion concerning the financial and development targets, the appropriateness of the strategic objectives, and the difficulty in achieving same.  In establishing the compensation plan, our Compensation Committee utilizes the primary objectives from the adopted business and development plans for determining the executive officers’ annual incentives and long-term incentive compensation with a focus on linking executive pay to Company performance and shareholder interests.

The Chief Executive Officer makes recommendations to the Compensation Committee for the annual incentive compensation for all other executives based on our actual performance relative to the existing targets as well as on individual performance, and recommends the executives’ base salaries levels for the coming fiscal year. The Compensation Committee considers these recommendations generally at the end of each fiscal year in determining its recommendations to the Board for the annual and long-term incentive compensation for each executive as well as for the executive’s base salary levels. The actual incentive compensation awarded to each executive officer is ultimately subject to the discretion of the Compensation Committee and the Board.

Also, the Compensation Committee periodically gathers and reviews external market data regarding the compensation practices and policies of other public companies in our industry. Peer group compensation data is reviewed by the Compensation Committee to determine whether the compensation paid to our executives is generally competitive with that paid to executive officers of other companies. The Compensation Committee has the authority to engage the services of consultants to assist the Committee in analyzing and reviewing policies and elements of compensation and the aggregate compensation of our NEO’s.

While the Compensation Committee has engaged an independent compensation consultant in the past to assist in designing an executive compensation program, during fiscal year 2017 the Committee did not engage the services of any compensation consultant.

Information concerning the Compensation Committee, its current members and its Charter is provided on our website under the caption “Compensation Committee.”

Components of Executive Compensation

The Company’s compensation programs are designed to align the interests of our executives with the interest of our shareholders. For this reason a significant portion of our executive pay is variable and at risk, subject to Company and individual performance. There are three key elements in our executive compensation program:

•	Annual base salaries;
•	Annual incentive compensation; and
•	Long-term incentive compensation.

Annual Base Salaries

Annually, the Compensation Committee, consisting of five independent directors, establishes the base salaries to be paid to our executive officers during the coming fiscal year, subject to the approval of the Board. In setting base salaries, the Compensation Committee takes into account several factors including, but not limited to, the executive officer’s experience, responsibilities, management abilities and job performance, as well as the performance of the Company as a whole, current market conditions and competitive salaries of executive officers with similarly situated companies in the gaming industry of approximately the same size. The Compensation Committee intends the annual base salaries of our executive officers to provide a minimum level of compensation for highly qualified individuals. The Compensation Committee believes that the annual base salaries of our executive officers is appropriate to support our objective of aligning pay with performance. In recognition of their contributions to the Company, the Compensation Committee increased the base salaries of both Messrs. Meier and Mena to $225,000 annually effective May 1, 2017.

The Committee believes that our executive officers are strongly incentivized to improve our performance and lay the foundation for enhanced shareholder value. See pages 30 and 31 for a more complete summary of the Company’s employment agreements.

Annual Incentive Compensation

The Compensation Committee intends that annual bonuses paid to our NEOs will reward them for the achievement of successful financial performance over a relatively short period of time. In addition, the Compensation Committee believes that it is important to recognize and reward our NEOs for successfully supporting our growth and development. Payment of annual bonuses to our NEOs is primarily based on measurable financial performance targets. The annual bonuses payments are limited to a maximum of 50% of annual base salary.

Under the Committee’s Annual Incentive Compensation Policy the achievement by the Company of specific financial targets represents 70% of any bonus payment to NEOs. The remaining 30% of the bonus component is based upon the achievement of specific individual performance targets established for each executive. Because we did not achieve the Company’s Adjusted EBITDA targets for Fiscal 2017, no bonuses were paid for Company performance. For achievement of individual performance, each of our NEOs was paid $21,500.

Financial Targets For Fiscal 2018

For Messrs Shaunnessy and Meier, the achievement by the Company of the following financial targets have been established for Fiscal 2018:

	Target	% of Salary
Washington Casino Operations, Adjusted EBITDA	$7,200,000	20%
Club Fortune Casino, Adjusted EBITDA	$3,000,000	15%
Total Potential Bonus		35%

For Mr. Mena, the achievement by the Washington Casino Operations of the following financial targets have been established for Fiscal 2018

	Target	% of Salary
Washington Casino Operations, Adjusted EBITDA	$7,200,000	30%
Washington Casino Operations Overhead	10% Reduction	5%

Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization and excludes gain/loss on asset dispositions, stock compensation, new venture EBITDA, legislative changes and other non-cash charges.

Individual Performance Targets

In addition to the financial targets set forth above, NEOs may also receive a bonus payment equal to 15% of base salary upon the achievement of individual performance targets established for each executive. Partial achievement of personal targets could result in a bonus payment of less than the maximum amount of 15% of base salary.

Notwithstanding the determination of an executive officer’s bonus under the above provisions, the Compensation Committee may, at its sole discretion and at any time prior to the time a particular bonus is paid, reduce the amount of or totally eliminate any such bonus to the extent the Compensation Committee determines that such reduction or elimination is appropriate under such circumstances as the Compensation Committee deems relevant.

Long-term Incentive Compensation

The Compensation Committee believes that employee stock ownership through stock options is a significant incentive in building stockholder value and aligning the interests of employees and stockholders. Stock options will only have value if our stock price increases. The 2009 Equity Incentive Plan (the “2009 Plan”) which was approved by our shareholders at the Special Meeting of Shareholders held on April 14, 2009 authorized the Compensation Committee to grant awards, including stock options and restricted stock, to our executive officers and Directors.

The Compensation Committee also believes that unvested stock options and restricted stock awards represent significant tools to encourage retention of highly qualified executive officers. The vesting period of stock options and restricted stock grants encourages our executives to focus on our long-term development and creates greater likelihood of “in-the-money” unvested options, which will encourage our executive officers to remain with us rather than seek other opportunities.

The Compensation Committee generally considers stock option and restricted stock grants at the time an executive officer enters into an employment relationship with us while the granting usually occurs on the executive’s date of hire, anniversary date or the date of a regularly scheduled meeting of our Board.

Executive Compensation Recoupment Policy

In the event of a material restatement of the Company’s financial results, the Board is authorized to take such actions as it deems necessary and appropriate, including the recoupment of all or part of any bonus or other compensation paid to an executive officer. The Board will consider whether any executive officer received compensation based on the original financial statements because he or she achieved financial performance targets that in fact were not achieved based on the restatement.

Employment Agreements and Change in Control Payments

The employment agreements we have entered into with our NEOs provide that they will receive certain payments if we undergo a change in control. The Compensation Committee believes that the prospect of a change in control would likely result in the executive officers facing personal uncertainties and distractions regarding the possible effects of such occurrence. The objective of providing pre-defined change in control benefits to our executive officers is to allow them to focus solely to the best interest of our shareholders in the event of any possible, threatened or pending change in control. This plan therefore serves as an important retention tool during any transition period of uncertainty to ensure that personal interests do not dilute our executive officers’ complete focus on promoting shareholder value. The details of such arrangements are discussed in the “Employment Agreements with Named Executive Officers, Termination of Employment and Change-In-Control Arrangements” section provided below. See pages 30 and 31 for a more complete summary of the employment agreements.

Consideration of Say-on-Pay

At the Company’s advisory vote on executive compensation at our 2016 Annual Meeting approximately 78% of the votes cast on the advisory vote on the executive compensation proposal (excluding abstentions and broker non-votes) were in favor of our Named Executives Officer compensation as disclosed in our Proxy Statement. The Board of Directors reviewed these final vote results and determined that given the level of support, no changes to our executive compensation program were necessary based on the vote results. The Compensation Committee will consider the results of say-on-pay advisory votes when making compensation decision for our NEOs in the future.

All Other Compensation

In January, 2014 the Company adopted an employee savings plan (401-K) pursuant to which the Company was not required to match employee contributions. The Company did not match employee contributions in fiscal 2016 or 2017.

Compensation Committee of the Board of Directors

William G. Jayroe, Chairman

Francis M. Ricci

William J. Sherlock

Frank Catania

NAMED EXECUTIVE OFFICERS

Our Named Executive Officers are appointed by the Board and serve at the discretion of the Board, subject to any employment agreements.

Michael P. Shaunnessy. Mr. Shaunnessy, joined the Company on December 1, 2012 from MGM Resorts International where he served as Executive Vice President – Operations from June 2005 to November 2012. In that capacity, he was the Chief Operating and Financial Officer overseeing operations of MGM’s Railroad Pass and Gold Strike casino hotel properties, both in the Las Vegas, Nevada area. Prior to joining MGM, Mr. Shaunnessy served as Vice President – Administration of Monarch Casino Resorts, Inc. and Executive Vice President, Chief Financial Officer and director of Full House Resorts, Inc., both publicly-listed casino companies. During his seven years with Full House Resorts, he guided the company in relocating its offices from San Diego to Las Vegas and assessing all investments, operations and development projects. Earlier in his career, Mr. Shaunnessy was Vice President – Finance for Primadonna Resorts, Inc., a Nevada-based casino and hospitality company, and served in various capacities with Aztar Corporation, formerly Ramada, Inc. A certified public accountant, he earned a B.A. in Business Administration from Lewis University and an M.S. in Accountancy from Northern Illinois University.

James D. Meier. Mr. Meier joined Nevada Gold as Vice President of Finance and CFO in November 2014. With over 15 years working with publicly traded companies including small cap gaming companies, his diversified experience includes card rooms, acquisitions, strategic planning and financial analysis, internal controls and SEC reporting, as well as hands-on experience in casino accounting and regulatory compliance.  A CPA and CMA, Mr. Meier earned his Master’s Degree from University of Nevada, Las Vegas and his Bachelor of Science degree in Business Administration from Minnesota State University.

Victor H. Mena. Mr. Mena has worked in the Hospitality Industry since 1979 and has been involved in the Gaming Industry for the last 14 years. His career has spanned all aspects of the Restaurant Industry including developing and running 9 mini-casinos in the state of Washington for the Company. In 2009 Washington Gold Casinos, a wholly-owned subsidiary of Nevada Gold, acquired its first 3 mini-casinos and appointed Mr. Mena as Chief Operating Officer of the properties. Mr. Mena had been instrumental in the creation and development of these properties. In 2010 the Company acquired additional mini-casinos and Mr. Mena was instrumental in the turnaround of these assets. In 2011 another mini-casino was added to the Washington Gold portfolio. In October of 2012, Mr. Mena was appointed an executive officer of the Company with the title of Vice President of Washington Operations. Mr. Mena attended the University of Washington.

Compensation of Named Executive Officers and Other Matters

Summary Compensation Table

The following table provides information about the compensation for the fiscal years ended April 30, 2017 and 2016 of our Principal Executive Officer, our Principal Financial Officer and Vice President of Washington Operations .

NAME AND PRINCIPAL POSITION	FISCAL YEAR (1)	SALARY ($)	BONUS ($)	STOCK AWARDS ($) (2)	ALL OTHER COMPENSATION ($)	TOTAL PAY ($)

Michael P. Shaunnessy	2017	300,000	21,500	-	-	321,500
CEO	2016	283,333	108,063	-	-	391,396
(Principal Executive Officer)

James D. Meier	2017	215,000	21,500	-	824	237,324
Vice President, CFO and Secretary	2016	207,500	79,141	-	687	287,328
(Principal Financial Officer)

Victor H. Mena	2017	215,000	21,500	21,294	1,800	259,594
Vice President of Washington Operations	2016	215,000	87,376	-	1,800	304,176

(1)	Compensation data for the fiscal year ended April 30, 2017 includes the period from May 1, 2016 through April 30, 2017.
(2)	The amounts in this column reflect the aggregate grant date fair value for stock grants awarded during the fiscal year ended, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. Assumptions used in the calculation of this amount for fiscal year ended April 30, 2017 are included in Footnote 10 to our audited financial statements for the fiscal year ended April 30, 2017, filed with the SEC.

Grants of Plan-Based Awards Table

There were no Stock Option awards to NEOs for the 2017 fiscal year.

Employment Agreements with Named Executive Officers, Termination of Employment and Change-In-Control Arrangements

Michael P. Shaunnessy. Pursuant to his current employment agreement which was executed on July 19, 2016 for a three year term, with an early termination provision, he receives (i) an annual base salary of $300,000; (ii) one month of paid vacation; (iii) contributions to any Company saving or other retirement plan; (iv) major medical and health insurance; and (v) customary reimbursement for travel and entertainment. In addition, Mr. Shaunnessy is be eligible for annual bonuses equal to 50% of his base salary for achieving reasonable goals established at the beginning of each fiscal year.

The Company may terminate Mr. Shaunnessy’s employment at any time without cause during the term of the agreement, but in such case it shall pay him one year of his annual salary, plus pro-rata bonus, accrued vacation and fringe benefits. The Company may terminate Mr. Shaunnessy’s employment for cause, as defined in the agreement, at any time, in which case, Mr. Shaunnessy will be entitled only to his salary, accrued vacation, and fringe benefits through the effective date of his termination. In addition, any unvested stock options shall be forfeited while all granted stock options which have been vested shall be treated as prescribed under the Company stock option plan. Mr. Shaunnessy may terminate his employment with the Company in the event of a “change of control”, as defined in the agreement, in which case, Mr. Shaunnessy will be entitled to a lump sum amount equal to his annual salary plus pro rata performance bonus, accrued vacation and fringe benefits. Also, all granted stock options not vested shall immediately become fully vested.

James D. Meier. On July 19, 2016, the Company entered into a new employment agreement with Mr. Meier for a three year term with an early termination provision. Pursuant to the employment agreement, Mr. Meier serves as the Company’s vice president, chief financial officer and secretary, and receives, (i) an annual base salary of $225,000 effective May 1, 2017; (ii) vacation and fringe benefits, including enrollment in any Company savings plan or other retirement plan which the Company may adopt in the future; and, (iii) major medical and health insurance. In addition, Mr. Meier is eligible for annual bonuses up to 50% of his annual salary for achieving reasonable goals related to Company’s profitability and/or strategic goals established in the first 30 days of the fiscal year by the Company’s board of directors and/or the compensation committee.

The Company may terminate Mr. Meier’s employment at any time without cause during the term of the agreement, but in such case it shall pay him his annual salary, plus pro-rata bonus, accrued vacation and fringe benefits for a one year period. The Company may terminate Mr. Meier’s employment for “cause”, as defined in the employment agreement, at any time, in which case, Mr. Meier will be entitled only to his salary, accrued vacation, and fringe benefits through the effective date of his termination. In addition, any unvested stock options shall be forfeited while all granted stock options which have vested will be treated as prescribed under the Company stock option plan. Mr. Meier may terminate his employment with the Company in the event of a “change of control” (as defined in the employment agreement), in which case Mr. Meier will be entitled to a lump sum amount equal to his annual salary plus pro-rata performance bonus, accrued vacation and fringe benefits. In addition, all granted stock options but not yet vested shall immediately become fully vested.

Victor H. Mena. On February 1, 2017, the Company entered into an amendment to its employment agreement with Victor H. Mena. Pursuant to the amended employment agreement, Mr. Mena continues to serve as the Company’s Vice President of Washington Operations, and will be entitled to, among other things, (i) an annual base salary of $225,000 effective May 1, 2017; (ii) vacation and fringe benefits, including enrollment into any Company savings plan or other retirement plans which the Company may adopt in the future; and (iii) major medical and health insurance. In addition, Mr. Mena is eligible for an annual bonus up to 50% of his base salary for achieving reasonable goals related to the Company’s profitability and/or strategic goals established by the Company’s board of directors and/or the compensation committee. All stock options previously granted to Mr. Mena have vested and will be subject to the terms and conditions of the Company’s stock option plan.

The amended employment agreement is for a term of three years commencing on February 1, 2017. The Company may terminate Mr. Mena’s employment at any time without cause during the term of the agreement, but in such case it shall pay him his annual salary, plus pro-rata bonus, accrued vacation and fringe benefits for the remaining term of the employment agreement. The Company may terminate Mr. Mena’s employment for “cause” (as defined in the employment agreement) at any time, in which case, Mr. Mena will be entitled only to his salary, accrued vacation, and fringe benefits through the effective date of his termination. In addition, any unvested stock options shall be forfeited while all granted stock options which have vested will be treated as prescribed under the Company stock option plan. Mr. Mena may terminate his employment with the Company in the event of a “change of control” (as defined in the employment agreement), in which case Mr. Mena will be entitled to a lump sum amount equal to his annual salary plus pro-rata performance bonus, accrued vacation and fringe benefits. In addition, all granted stock options but not yet vested shall immediately become fully vested.

Mr. Mena is also subject to a non-competition obligation in the event of his termination for “cause” or if he were to voluntarily terminate his employment during the term of the employment agreement.

Table Showing Benefits of a Termination without Cause or for Good Reason Other Than in Connection with a Change in Control

The following table sets forth the amounts payable under the employment agreements of each of our NEO’s in the event of a termination without cause or by the NEO for good reason other than in connection with a change in control. The amounts in the table assume that the termination took place on April 30, 2017. The closing price of our common stock on the last trading day of the fiscal year was $2.22.

Name	Cash Severance ($) (a)	Value of Options and Restricted Stock that Have Accelerated Vesting ($) (b)	Value of Medical Continuation ($) (c)	Total ($)

Michael P. Shaunnessy	346,500	-	10,080	356,580
James D. Meier	254,417	-	10,080	264,497
Victor H. Mena	254,417	18,648	10,080	283,145

(a)	These amounts include cash severance payments mandated by each of the above NEO’s employment agreement, including pro-rated performance bonus, accrued vacation and fringe benefits.
(b)	Value calculated based on April 30, 2017 closing price.
(c)	These amounts are estimates based on a blended rate for the above NEOs, which includes a base COBRA cost and incremental costs for the portion of the premiums that we pay. The estimated amounts are given because of certain HIPAA privacy regulations and are expected to be close to the true rate for the individual.

Table Showing Benefits of a Change in Control

The following table sets forth the amounts payable under the employment agreements of each of our NEOs in the event of a termination in connection with a change of control event. Pursuant to each NEO’s employment agreement, a “change of control” is defined as the sale of substantially all of our assets, acquisition by a third party of more than 50% of our stock, merger, or other business combination with an unaffiliated entity or person. The amounts in the table assume that the triggering event took place on April 30, 2017. The closing price of our common stock on the last trading day in the fiscal year ended April 28, 2017 was $2.22.

Name	Cash Severance ($) (a)	Value of Options and Restricted Stock that Have Accelerated Vesting ($)(b)	Value of Medical Continuation ($) (b)	Total ($)

Michael P. Shaunnessy	346,500	-	10,080	356,580
James D. Meier	254,417	-	10,080	264,497
Victor H. Mena	254,417	18,648	10,080	283,145

(a)	These amounts include a lump sum cash severance payments mandated by each of the above NEO’s employment agreement, including pro-rata performance bonus, accrued vacation and fringe benefits.
(b)	Value calculated based on April 30, 2017 closing price.
(c)	These amounts are estimates based on a blended rate for each of the above NEOs, which includes a base COBRA cost and incremental costs for the portion of the premiums that we pay. The estimated amounts are given because of certain HIPAA privacy regulations and are expected to be close to the true rate for the individual.

Outstanding Equity Awards at Fiscal Year-End

The table below presents information on the outstanding stock option awards held by our NEOs as of April 30, 2017.

Name(*)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Michael P. Shaunnessy	200,000	-	0.82	12/01/2022
	100,000	-	1.23	07/22/2024

James D. Meier	100,000	-	1.23	11/01/2024
		-
Victor H. Mena	20,000	-	1.25	07/28/2019
	50,000	-	0.98	07/27/2020
	25,000	-	1.57	07/27/2021

(*)	The option awards were granted pursuant to our 2009 Plan, which was approved by shareholders at the 2009 Special Meeting of Shareholders. During the fiscal year ended April 30, 2017, no stock options were exercised by our NEOs. The fair market value of our common stock at the end of the fiscal year ended April 30, 2017 was $2.22 per share.

The table below presents information on the only NEO who has received a stock grant as of April 30, 2017.

	Number of Vested Shares	Number of unvested Shares	Grant Price ($)

Victor H. Mena	4,200	8,400	1.69

Certain Relationships and Related Transactions

Our Audit Committee charter requires that the Audit Committee reviews and approves all related party transactions for potential conflicts of interests. The Company paid $10,200 during the fiscal year ended April 30, 2017, in accordance with Club Fortune entering into a ground lease agreement with Gaming Ventures Las Vegas, Inc., the previous owner of Club Fortune, which is owned by a shareholder who owns over 5% of the Company. The company paid $200,715 during the fiscal year ended April 30, 2017 in accordance with a consulting agreement with the same shareholder.

We have entered into indemnity agreements with our directors which provide, among other things, that we will indemnify such directors, under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party to by reason of his position as our director, and otherwise to the full extent permitted under Nevada law and our Bylaws.

Notes Receivable – Affiliates

None.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act enables our shareholders to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement (commonly referred to as “say-on-pay”).

Shareholders are encouraged to read the Compensation Discussion and Analysis section of this proxy statement for a more detailed discussion of how our compensation program reflects our compensation philosophy. We are asking shareholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers. Accordingly, we will ask our shareholders to vote FOR adoption of the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

We have determined that our shareholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote of our named executive officers will be at the 2018 annual meeting of shareholders.

THE BOARD RECOMMENDS A VOTE FOR ADOPTION OF THIS PROPOSAL.

PROPOSAL THREE

SELECTION OF ERNST & YOUNG LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected, and recommends the approval of the appointment of, Ernst & Young LLP as our independent public accounting firm for the fiscal year ending April 30, 2018.

Unless shareholders specify otherwise in the proxy vote, proxies solicited by the Board will be voted by the persons named in the proxy at the Annual Meeting to ratify the selection of Ernst & Young LLP (“E&Y”) as our independent public accounting firm for the fiscal year ending April 30, 2018. The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for ratification. Although the appointment of an independent public accounting firm is not required to be submitted to a vote of shareholders, the Board recommended that the appointment be submitted to our shareholders for approval. If our shareholders do not approve the appointment of E&Y, the Board will consider the appointment of another independent public accounting firm.

E&Y served as our independent registered public accounting firm for the 2017 and 2016 fiscal years. Representatives of E&Y are expected to be present at the Annual Meeting and will be given the opportunity to make a statement. The recommendation of the Audit Committee to engage E&Y for fiscal year 2018 was unanimously approved by the Board of Directors.

Audit Fees

E&Y provided professional services related to our fiscal year ended April 30, 2017, and for our fiscal year ended April 30, 2016. Fees for audit services include fees associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q. Tax fees included tax compliance, tax advice and preparation of our Federal and State tax returns.

Approximate fees for professional services provided in each of the last two fiscal years:

	Fiscal 2017	Fiscal 2016
Audit Fees	$247,812	$412,993
Tax Fees	$61,100	$147,750
Other	-	$9,200

Audit Committee Preapproval Policy

The Audit Committee’s policy is to review and pre-approve any engagement of our independent auditor to provide any audit or permissible non-audit service to us. All of the services provided by our independent auditors were approved by our Audit Committee and the Audit Committee believes that the provision of these services is consistent with maintaining the accountant’s independence.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018.

SHAREHOLDERS SHARING AN ADDRESS

Shareholders sharing an address with another shareholder may receive only one set of proxy materials at that address unless they have provided contrary instructions. Any such shareholder who wishes to receive a separate set of proxy materials now or in the future may write to us or call us to request a separate copy of these materials from:

Investor Relations

133 E. Warm Springs Road

Suite 102

Las Vegas, Nevada 89119

(702) 685-1000

Similarly, shareholders sharing an address with another shareholder who have received multiple copies of our proxy materials may write or call the above address and phone number to request delivery of a single copy of these materials.

OTHER MATTERS

The Board knows of no other matters that will be proposed for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

Nevada Gold & Casinos, Inc.

By	/s/ Michael P. Shaunnessy
MICHAEL P. SHAUNNESSY,
President & Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY VOTE AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

PROXY NEVADA GOLD & CASINOS, INC. ANNUAL MEETING OF SHAREHOLDERS OCTOBER 17, 2017 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEVADA GOLD & CASINOS, INC. The undersigned shareholder of Nevada Gold & Casinos, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and appoints Michael P. Shaunnessy or Ernest E. East, and each of them, with full power of substitution, as Proxy or Proxies to vote as specified in this Proxy all the shares of common stock of the Company of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Tropicana Las Vegas Casino Hotel, 3801 Las Vegas Boulevard South, Las Vegas, Nevada 89109 on Tuesday, October 17, 2017 at 10:00 a.m. Pacific time, and any and all adjournments or postponements thereof. Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder. The undersigned shareholder hereby revokes any Proxy or Proxies heretofore executed for such matters. (Continued and to be signed on the reverse side) 1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF NEVADA GOLD & CASINOS, INC. October 17, 2017 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting and Proxy Statement are available at http://ir.nevadagold.com/sec.cfm Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 10133000000000000000 9 101717 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Proposal One to elect the director nominee named in the Proxy Statement: NOMINEES: • FOR THE NOMINEE Frank Catania (Class I) • WITHHOLD AUTHORITY FOR THE NOMINEE FOR AGAINST ABSTAIN 2. Proposal Two to approve on an advisory basis, the compensation of our Named Executive Officers • • • 3. Proposal Three to approve the selection of Ernst & Young LLP as the Company’s Independent Auditors for the fiscal year ending April 30, 2018. • • • 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE FOR DIRECTOR, COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE IT WILL BE VOTED “FOR” PROPOSALS ONE, TWO AND THREE. PLEASE MARK, SIGN, DATE AND RETURN THIS CARD USING THE ENCLOSED RETURN ENVELOPE. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. • Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.